Exhibit 23

Ford Motor Company
One American Road
Dearborn, Michigan

Re:	Ford Motor Company Registration Statement
No. 333-138819

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 25, 2008 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2007 and 2006 and for the year ended December 31, 2007.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 25, 2008